UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 10, 2018

PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

Pier 1, Bay 3
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On May 10, 2018, we issued a press release announcing our financial results for the first quarter ended March 31, 2018. A copy of our press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Our press release, included herein, makes reference to non-U.S. GAAP financial measures, which management believes are useful for investors by offering the ability to better evaluate operating performance and to better understand how management evaluates the business. These non-U.S. GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by U.S. GAAP. Descriptions of the non-U.S. GAAP financial measures are discussed below.
We define cash available for distribution as net cash provided by operating activities as adjusted for certain other cash flow items that we associate with our operations. Cash available for distribution represents cash provided by operating activities as adjusted to (i) add or subtract changes in operating assets and liabilities, (ii) subtract net deposits into restricted cash accounts, which are required pursuant to the cash reserve requirements of financing agreements, to the extent they are paid from operating cash flows during a period, (iii) subtract cash distributions paid to noncontrolling interests, (iv) subtract scheduled project-level debt repayments in accordance with the related loan amortization schedule, to the extent they are paid from operating cash flows during a period, (v) subtract non-expansionary capital expenditures, to the extent they are paid from operating cash flows during a period, (vi) add cash distributions received from unconsolidated investments (as reported in net cash used in investing activities), to the extent such distributions were derived from operating cash flows and (vii) add or subtract other items as necessary to present the cash flows we deem representative of our core business operations.
We disclose cash available for distribution because management recognizes that it will be used as a supplemental measure by investors and analysts to evaluate our liquidity. However, cash available for distribution has limitations as an analytical tool because it excludes depreciation, amortization and accretion, does not capture the level of capital expenditures necessary to maintain the operating performance of our projects, is not reduced for principal payments on our project indebtedness except to the extent they are paid from operating cash flows during a period, and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. Cash available for distribution is a non-U.S. GAAP measure and should not be considered an alternative to net cash provided by operating activities or any other liquidity measure determined in accordance with U.S. GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculation of cash available for distribution is not necessarily comparable to cash available for distribution as calculated by other companies
We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, and depreciation, amortization and accretion, including our proportionate share of net interest expense, income taxes, and depreciation, amortization and accretion of unconsolidated investments. Adjusted EBITDA also excludes the effect of certain mark-to-market adjustments and infrequent items not related to normal or ongoing operations, such as early payment of debt, realized derivative gain or loss from refinancing transactions, gain or loss related to acquisitions or divestitures, and adjustments from unconsolidated investments. In calculating Adjusted EBITDA, we exclude mark-to-market adjustments to the value of our derivatives because we believe that it is useful for investors to understand, as a supplement to net income (loss) and other traditional measures of operating results, the results of our operations without regard to periodic, and sometimes material, fluctuations in the market value of such assets or liabilities.
Adjustments from unconsolidated investments represent distributions received in excess of the carrying amount of our investment and suspended equity earnings, during periods of suspension of recognition of equity method earnings. We may suspend the recognition of equity method earnings when we receive distributions in excess of the carrying value of our investment. As we are not liable for the obligations of the investee nor otherwise committed to provide financial support, we record gains resulting from such excess distributions in the period the distributions occur. Additionally, when our carrying value in an unconsolidated investment is zero and we are not liable for the obligations of the investee nor otherwise committed to provide financial support, we will not recognize equity in earnings (losses) in other comprehensive income of unconsolidated investments.
We disclose Adjusted EBITDA, which is a non-U.S. GAAP measure, because management believes this metric assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that our management believes are not indicative of our core operating performance. We use Adjusted EBITDA to evaluate our operating performance. You should not consider Adjusted EBITDA as an alternative to net income (loss), determined in accordance with U.S. GAAP.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA

•	does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•
does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, or our proportional interest in the interest expense of our unconsolidated investments or the cash requirements necessary to service interest or principal payments on the debt borne by our unconsolidated investments;

•
does not reflect our income taxes or the cash requirement to pay our taxes; or our proportional interest in income taxes of our unconsolidated investments or the cash requirements necessary to pay the taxes of our unconsolidated investments;

•
does not reflect depreciation, amortization and accretion which are non-cash charges; or our proportional interest in depreciation, amortization and accretion of our unconsolidated investments. The assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	does not reflect the effect of certain mark-to-market adjustments and non-recurring items or our proportional interest in the mark-to-market adjustments at our unconsolidated investments.

•
We do not have control, nor have any legal claim to the portion of the unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for the unconsolidated investments in accordance with the equity method of accounting. Net earnings (losses) from these investments are reflected within our consolidated statements of operations in "Earnings (loss) in unconsolidated investments, net." Adjustments related to our proportionate share from unconsolidated investments include only our proportionate amounts of interest expense, income taxes, depreciation, amortization and accretion, and mark-to-market adjustments included in "Earnings (loss) in unconsolidated investments, net;" and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP.
Item 7.01 Regulation FD Disclosure.
In addition to the earnings press release discussed in Item 2.02 above, on May 10, 2018, we are also providing Operating Metrics: Production Performance for long-term average production ("LTA") compared to actual production, including compensated curtailment for our wind farms for the quarter ended March 31, 2018, such information is furnished herewith as Exhibit 99.2.

The information included in this Current Report on Form 8-K, including the exhibits attached hereto under Items 2.02 and 7.01 is "furnished" and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Pattern Energy Group Inc. on May 10, 2018
99.2	Operating Metrics: Production Performance, Q1 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 10, 2018

PATTERN ENERGY GROUP INC.

By:	/s/ Michael J. Lyon
Name: Michael J. Lyon
Title: Chief Financial Officer
(Principal Financial Officer)